[DESCRIPTION]AMENDMENT TO THE PEP BOYS - MANNY, MOE & JACK 1990 STOCK INCENTIVE
             PLAN


     Pursuant to the resolutions of the Board of Directors of The Pep Boys - Manny, Moe & Jack (the "Company"), dated March 31, 1995, and subject to approval by the shareholders of the Company at its Annual Meeting to be hel on May 31, 1995, the Company's 1990 Stock Incentive Plan (the "Plan") is hereby amended as follows:

     (1) The first sentence of Section 6 of the Plan, entitled "Shares Subject to Plan," shall be amended to read as follows:

           "The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is 400,000 adjusted as provided in
            Section 11 of the Plan."

     (2) The following sentence shall be added immediately following the first sentence in Section 6 of the Plan:

           "Awards covering no more than 500,000 Shares may be granted to any individual during any calendar year that the Plan is in effect, as such number of Shares shall be adjusted in accordance with the provisions of Section 11 of the Plan.

     (3) The first sentence of Section 11 of the Plan, entitled "Adjustments on Changes in Capitalization," shall be amended to read as follows:

          "The aggregate number of Shares and class of Shares as to which Awards may be granted hereunder, the maximum number of Shares for which Awards may be granted to any individual during any calendar year, the number of Shares covered by each outstanding Award and the Option Price, in the case of grants fo Options, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization, or other change in the number or class of issued and outstanding equity securities of the Company resulting from a \ subdivision or consolidation of the Common Stock and/or other out-standing equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company."

     This amendment shall be effective as of the date of its approval by the shareholders of the Company.